EXHIBIT 5.1

                               OPINION OF COUNSEL

                             [INSERT B&P LETTERHEAD]

                                January 21, 2005

Board of Directors
Eagle Broadband, Inc.
101 Courageous Drive
League City, Texas 77573

Re: Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel for Eagle Broadband, Inc., a Texas corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") as to which this opinion is a part, filed with the Securities and Exchange Commission (the "Commission") on or about January 21, 2005, for the offer and sale by the Company of up to 30,000,000 shares of its common stock, $.001 par value (the "Shares"), as described in the Registration Statement.

     We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

     In this connection, we have examined originals or copies identified to our satisfaction of such documents, corporate and other records, certificates, and other papers as we deemed necessary to examine for purposes of this opinion, including but not limited to the Articles of Incorporation of the Company, the Bylaws of the Company and the resolutions of the Board of Directors of the Company.

     Based solely upon a review of the documents described in paragraph 2 and 3 above, we are of the opinion that the 30,000,000 to be issued by the Company, as covered by the Registration Statement, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is part of the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                               Very truly yours,

                               /S/ Brewer & Pritchard, P.C.
                               ----------------------------
                               BREWER & PRITCHARD, P.C.

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